Filed Pursuant to Rule 424(b)(3)
Registration No. 333-298585

PROSPECTUS

Up to 8,934,345 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus of up to 8,934,345 shares of our common stock, consisting of (i) an aggregate of up to 8,759,162 shares of our common stock issuable upon the exercise of Series A warrants and Series B warrants (collectively, the “common warrants”), including any shares of common stock issuable upon exercise of any pre-funded warrants issuable upon exercise of the Series B warrants, and (ii) an aggregate of up to 175,183 shares of our common stock issuable upon the exercise of warrants we issued to the placement agent and its designees in connection with the issuance of the common warrants (the “placement agent warrants”). See the section titled “The Private Placement Transaction” for more information regarding the private placement transaction in which the common warrants and placement agent warrants were issued, and the section titled “Selling Stockholders” for more information regarding the selling stockholders.

We are not selling any shares under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We will, however, receive proceeds from the exercise of any warrants the exercise price of which is paid in cash. See “Use of Proceeds.”

The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The selling stockholders may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders will pay all broker fees and commissions and similar expenses related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DARE.” On September 2, 2026, the last reported sale price of our common stock was $0.74 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in the documents incorporated by reference in this prospectus, as well as in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities described herein, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with the offering of the securities described herein, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision. You should rely only on the information we have provided or incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with the offering of the securities described herein. Neither we, nor the selling stockholders, have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, or any related prospectus supplement or free writing prospectus, is accurate only as of the date set forth on the cover page of any such document or any earlier date as of which such information is given, as applicable, and that any information we have incorporated herein by reference is accurate only as of the date set forth on the cover page of any such document containing such information or any earlier date as of which such information is given, as applicable, regardless of the time of delivery of this prospectus, or such prospectus supplement or free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the selling stockholders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part or to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical society meetings and third-parties commissioned by us or our licensors to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

To the extent there are inconsistencies between this prospectus, any related prospectus supplement or free writing prospectus, and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Daré,” “Daré Bioscience,” “the Company,” “we,” “us,” “our” and similar terms refer to Daré Bioscience, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read this entire prospectus and the documents incorporated herein carefully, including the risk factors and the financial statements and related notes contained in our Annual Report on Form 10-K for our most recently completed fiscal year and in our Quarterly Reports on Form 10-Q for the quarterly periods thereafter. Investing in our securities involves a high degree of risk and uncertainty. Therefore, carefully consider the risk factors described in this prospectus, including those incorporated herein by reference to our filings with the SEC, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Daré Bioscience

We are a purpose-driven health biotech company solely focused on closing the gap in women’s health between promising science and real-world solutions. Every innovation we advance is based in advanced science and backed by rigorous, peer-reviewed research. From contraception to menopause, sexual health to fertility, vaginal health to infectious disease, we’re working to close critical gaps in care using science that serves her needs. In March 2025, we announced an expansion of our business model to include a dual-path approach to bringing new products to market. For select proprietary formulations, we are pursuing both traditional FDA approval and earlier market access via Section 503B compounding. We believe this strategy allows us to respond to clinician and patient demand for timely access while continuing to generate the data necessary to seek FDA approval and support long-term value creation. In addition to prescription-based offerings — both FDA-approved products and compounded drugs — we intend to bring to market select consumer health products that do not require a physician’s prescription, where appropriate based on product profile and market opportunity.

We use the term “Section 503B compounding,” “503B compounding,” or similar terms to refer to the production and supply of compounded drugs by outsourcing facilities registered under Section 503B of the FDCA without patient-specific prescriptions in accordance with Section 503B of the FDCA.

Section 503B Compounding

Our proprietary topical cream formulation of sildenafil is our first product to market under Section 503B. The compounded drug is branded as DARE to PLAY Sildenafil Cream and became available for pre-order fulfillment by prescription in the U.S. in December 2025. We expect product to begin shipping and to record revenue from sales thereof in the third quarter of 2026, however, we do not expect the amount of such revenue, if any, to be material during 2026. The amount of potential revenue we may generate remains uncertain because we are in the early stages of executing against our Section 503B compounding strategy, we rely on a third-party Section 503B-registered outsourcing facility to manufacture DARE to PLAY and to obtain and maintain all state-level pharmacy and outsourcing facility licenses required to fulfill DARE to PLAY prescriptions, and, as an organization, we have no experience in and limited infrastructure for commercializing products.

We are also taking action to bring our proprietary estradiol progesterone intravaginal ring (DARE-HRT1) to market under Section 503B. The compounded product will be branded as DARE to RECLAIM. We are targeting to have DARE to RECLAIM available in 2027. There are no FDA-approved products that provide estradiol and progesterone together in a non-oral monthly form.

Consumer Health Products - DARE to RESTORE

We launched our first consumer health product, Flora Sync LF5, in June 2026 under the brand family DARE to RESTORE. Flora Sync LF5 is a vaginal probiotic suppository formulated with Limosilactobacillus fermentum LF5, a clinically studied probiotic strain originally isolated from the vaginal microbiome of women with no reported history of yeast infections, manufactured by Probiotical S.p.A. in Italy. Flora Sync LF5 is available in the United States exclusively through the DARE Health Hub, an online platform operated by Medvantx Pharmacy.

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Our Pipeline: Clinical Stage and Pre-Clinical Stage Programs

Our product candidates are in various stages of development, from pre-clinical through a pivotal Phase 3 clinical study, and will require review and approval from the FDA, or a comparable foreign regulatory authority, prior to being marketed and sold. The most clinically advanced product candidates we are developing are: Ovaprene®, an investigational, hormone-free, monthly intravaginal contraceptive currently being evaluated in a pivotal Phase 3 clinical study; Sildenafil Cream, 3.6%, or Sildenafil Cream, an investigational cream formulation of sildenafil, the active ingredient in Viagra®, for topical administration for the treatment of female sexual arousal disorder, or FSAD; DARE-HRT1, an intravaginal ring designed to deliver combination menopausal hormone therapy, bio-identical 17β-estradiol and progesterone together, continuously over a 28-day period for the treatment of moderate to severe vasomotor symptoms, also known as hot flashes; DARE-VVA1, an investigational formulation of tamoxifen in a soft gelatin capsule for intravaginal administration as a hormone-free alternative to estrogen-based therapies for the treatment of moderate-to-severe dyspareunia, or pain during sexual intercourse; and DARE-HPV, an investigational, proprietary fixed-dose formulation of lopinavir and ritonavir in a soft gel vaginal insert for the treatment of genital human papillomavirus (HPV) infection in women as well as treatment of cervical intraepithelial neoplasia (also known as cervical dysplasia), and other HPV-related pathologies. See Item 1. “BUSINESS,” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Overview and –Recent Events” in Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for additional information regarding our product candidates.

Operations

Our primary operations consist of research and development activities to advance our portfolio of product candidates through late-stage clinical development and/or regulatory approval, and commercialization activities for the 503B and consumer health products we seek to bring to market. Until we secure additional capital to fund our operating needs, we will focus our research and development resources primarily on advancement of Ovaprene. In addition, we expect to incur significant research and development expenses for the DARE-LARC1 and DARE-HPV programs, but we also expect such expenses will be supported by non-dilutive funding, with respect to DARE-LARC1, through IND-enabling preclinical work, and with respect to DARE-HPV, through our ongoing Phase 2 clinical study.

We have limited sales, marketing and distribution infrastructure, and currently, we do not intend to build our own sales force or marketing and distribution infrastructure. However, reflecting the shift in our business model, we have been and will be allocating resources to support commercial execution activities, including entering into and maintaining relationships with 503B-registered outsourcing facilities, dispensing pharmacies, telehealth providers and other third parties to help bring our proprietary formulations to market.

We will need to raise substantial additional capital to continue to fund our operations and execute our current business strategy. Our business is subject to a number of risks common to biopharmaceutical companies and the process of developing and obtaining regulatory approvals for prescription drug and drug/device products in the United States and in foreign jurisdictions is inherently uncertain and requires the expenditure of substantial financial resources without any guarantee of success. The commercialization of a product and compliance with applicable laws and regulations requires the expenditure of further substantial financial resources without any guarantee of commercial success. The amount of post-approval financial resources required for commercialization and the potential revenue we may receive from sales of any product will vary significantly depending on many factors, including whether, and the extent to which, we establish our own sales and marketing capabilities and/or enter into and maintain commercial collaborations with third parties with established commercialization infrastructure.

The Private Placement Transaction

On August 14, 2026, we entered into a securities purchase agreement with certain institutional investors, pursuant to which, in a concurrent private placement completed alongside a registered direct offering that closed on August 17, 2026, we issued the common warrants to such investors consisting of (i) Series A warrants to purchase up to an aggregate of 4,379,581 shares of our common stock and (ii) Series B warrants to purchase up to an aggregate of 4,379,581 shares of our common stock and/or pre-funded warrants to purchase shares of our common stock. The common warrants have an exercise price of $1.37 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The right of a holder to exercise the common warrants is subject to obtaining such approval from our stockholders as may be required by The Nasdaq Stock Market LLC (“Nasdaq”) rules to permit exercise of the common warrants.

In the registered direct offering, we issued to the investors (i) 4,085,687 shares of our common stock and (ii) pre-funded warrants to purchase up to an aggregate of 293,894 shares of our common stock. The offering price was $1.37 per share of common stock and $1.3699 per pre-funded warrant. For each share or pre-funded warrant purchased by an investor, such investor received one Series A warrant and one Series B warrant.

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In connection with the financing described above, we issued to Ladenburg Thalmann & Co. Inc., the placement agent for the offering, or its designees, placement agent warrants to purchase up to 175,183 shares of our common stock. The placement agent warrants have an exercise price of $2.1235 per share (155% of the public offering price per share of common stock in the registered direct offering).

Nasdaq Listing

On July 13, 2026, we received a delisting determination letter from Nasdaq’s Listing Qualifications Staff (the “Staff”) informing us that because our Quarterly Report on Form 10-Q for the period ended March 31, 2026 reported stockholders’ equity of less than $2.5 million and, as of July 13, 2026, we did not meet the alternative requirements of $35 million in market value of listed securities or $500,000 in net income from continuing operations, we no longer complied with Nasdaq Listing Rule 5550(b) and the Staff was not permitted to grant additional time for us to regain compliance because, as previously reported, we were subject to a mandatory one-year monitoring period from July 24, 2025 due to previous noncompliance with Nasdaq Listing Rule 5550(b)(1). We requested a hearing before a Nasdaq Hearing Panel (the “Panel”) to appeal the Staff’s determination and address the deficiency, which request stayed the suspension and delisting of our common stock at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension period that may be granted by the Panel. The hearing occurred on August 25, 2026. Pursuant to published Nasdaq guidance, the Panel typically issues its decision within 30 days of the hearing.

The Panel may, as it deems appropriate, find us in compliance with Nasdaq Listing Rule 5550(b), grant us an extension period not to exceed 180 days from the date of the Staff’s delisting determination letter for us to evidence compliance with Nasdaq Listing Rule 5550(b), or suspend and delist our common stock from The Nasdaq Capital Market. As a result of the closing of the registered direct offering on August 17, 2026, we believe we are currently in compliance with Nasdaq Listing Rule 5550(b). However, there can be no assurance that the Panel will agree. Even if the Panel does find us in compliance with Nasdaq Listing Rule 5550(b), the Panel could subject us to another monitoring period during which, among other things, we may be required to demonstrate sustained compliance. There can be no assurance that the Panel’s decision will be favorable to us or that we will be successful in maintaining the listing of our common stock on The Nasdaq Capital Market. See the risk factor titled, Our common stock could be subject to immediate suspension of trading from The Nasdaq Capital Market and delisting if we do not obtain a favorable outcome from the Nasdaq Hearing Panel following our upcoming hearing, which could, among other things, limit demand for our common stock, substantially impair our ability to raise additional capital and have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is incorporated herein by reference.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under the rules promulgated under the Securities Act and the Exchange Act. As a result, we have chosen, and may continue to choose, to take advantage of certain scaled disclosure requirements available specifically to smaller reporting companies. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock held by non-affiliated persons and entities, or our public float, is greater than $250 million as of the last business day of our most recently completed second fiscal quarter, or the last day of the fiscal year in which we have at least $100 million in revenue and at least $700 million in public float as of the last business day of our most recently completed second fiscal quarter.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 15 of this prospectus.

Company Information

We were incorporated in Delaware in December 2005. Until July 2017, our corporate name was Cerulean Pharma Inc., or Cerulean. In July 2017, Cerulean completed a business combination with Daré Bioscience Operations, Inc., at which time we changed our name to “Daré Bioscience, Inc.” and began to focus on development of innovative, investigational products in women’s health. We and our wholly-owned subsidiaries operate in one business segment. Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, California, 92122, and our telephone number is 858-926-7655. Our website address is www.darebioscience.com. The information on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Daré Bioscience® is a registered trademark of Daré Bioscience, Inc. and DARE to PLAY™, DARE to RESTORE™, Flora Sync LF5™, and DARE to RECLAIM™ are trademarks of Daré Bioscience, Inc. with registration pending. Ovaprene® is a registered trademark licensed to Daré Bioscience, Inc. XACIATO® is a registered trademark of N.V. Organon. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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The Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of shares of our common stock issuable upon exercise of the common warrants (or, with respect to the Series B warrants, upon the exercise of pre-funded warrants issuable upon exercise of the Series B warrants) and the placement agent warrants as follows:

Common stock offered by the selling stockholders	Up to 8,934,345 shares consisting of:

● 8,759,162 shares issuable upon exercise of the common warrants, including any shares of common stock issuable upon exercise of any pre-funded warrants issuable upon exercise of the Series B warrants; and

● 175,183 shares issuable upon exercise of the placement agent warrants.

Plan of distribution	Each selling stockholder will determine when and how it will sell the shares offered by this prospectus. See the section titled “Plan of Distribution” in this prospectus.

Use of proceeds	We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will, however, receive proceeds from the exercise of any common warrants and placement agent warrants the exercise price of which is paid in cash. There is no assurance that any of the common warrants or the placement agent warrants will be exercised for cash, or at all. See the section titled “Use of Proceeds” in this prospectus.

Risk factors

Investment in our common stock involves a high degree of risk. See the section titled “Risk Factors” in this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

Nasdaq Capital Market symbol	DARE

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issuable upon exercise of (a) the common warrants, including any shares of common stock issuable upon exercise of any pre-funded warrants issuable upon exercise of the Series B warrants, and (b) the placement agent warrants that were or will be issued in connection with the private placement described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our securities involves significant risk. Before making an investment decision, you should carefully consider the risks discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K), as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations and/or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. For more information, see the section entitled “Where You Can Find More Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the safe harbor created by those sections for such statements. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, projected revenue, funding and expenses, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “aim,” “goal,” “prepare,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “pursue,” “should,” “would,” “contemplate,” “accelerate,” “project,” “target,” “tend to,” or the negative version of these words and similar expressions. We have based our forward-looking statements on our current expectations, estimates and assumptions and analyses in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, uncertainties, assumptions and other important factors, including, but not limited to:

● Inability to raise additional capital, under favorable terms or at all, to fund our operating needs and continue as a going concern;

● Failure to maintain the listing of our common stock on The Nasdaq Capital Market or another nationally recognized exchange;

● Inability to generate significant revenue from sales of DARE to PLAY and other potential compounded drugs under Section 503B of the Federal Food, Drug, and Cosmetic Act, or FDCA;

● Inability to maintain and enter into arrangements with outsourcing facilities on commercially reasonable terms required to compound and distribute the compounded drugs that we seek to make available under Section 503B of the FDCA;

● The removal of sildenafil citrate or any other bulk drug substance needed to compound the compounded drugs that we seek to make available under Section 503B of the FDCA from the FDA’s list of bulk drug substances that can be compounded under Section 503B of the FDCA;

● The performance of third parties on which we will rely to bring to market, or assist us in bringing to market, compounded drugs;

● A change in regulatory requirements related to compounded drugs under Section 503B of the FDCA;

● Difficulties or delays in commencement or completion, or the termination or suspension, of our current or planned clinical or preclinical studies;

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● Clinical trial outcomes and results of preclinical development;

● Failure to complete development of our product candidates or submit and obtain FDA or foreign regulatory authority approval for our product candidates on projected timelines or budgets, or at all;

● Challenges and delays in obtaining timely supplies of our product candidates, including their components as well as the finished product, in the quantities needed in accordance with current good manufacturing practices, our specifications and other applicable requirements;

● The performance of third parties on which we rely to conduct nonclinical studies and clinical trials of our product candidates;

● Our failure, or a failure of a strategic collaborator, to successfully commercialize our product candidates, if approved, or our failure to otherwise monetize our portfolio programs and assets;

● The number and scope of product development programs we pursue;

● Termination by Organon of our out-license agreement for commercialization of XACIATO® (clindamycin phosphate) vaginal gel 2%, or XACIATO;

● The timing and amount of future upside-sharing milestone payments from XOMA under our traditional and synthetic royalty purchase agreements, if any;

● The performance of third parties on which we rely to commercialize, or assist us in commercializing, XACIATO and any future product;

● Difficulties with maintaining existing collaborations relating to the development and/or commercialization of our product candidates, or establishing new ones on a timely basis or on acceptable terms, or at all;

● The terms and conditions of any future strategic collaborations relating to our product candidates;

● The degree of market acceptance that XACIATO and any future product achieves;

● Coverage and reimbursement levels for XACIATO and any future product by government health care programs, private health insurance companies and other third-party payors;

● Our loss of, or inability to attract, key personnel;

● A change in the FDA’s prior determination that the Center for Devices and Radiological Health would lead the review of a premarket approval application for potential marketing approval of Ovaprene;

● A change in regulatory requirements for our product candidates, including the development pathway pursuant to Section 505(b)(2) of the FDCA, or the FDA’s 505(b)(2) pathway;

● Unfavorable differences between preliminary, interim or topline clinical study data reported by us and final study results;

● Communication from the FDA or another regulatory authority, including a complete response letter, that such agency does not accept or agree with our assumptions, estimates, calculations, conclusions or analyses of clinical or nonclinical study data regarding a product candidate, or that such agency interprets or weighs the importance of study data differently than we have in a manner that negatively impacts the candidate’s prospects for regulatory approval in a timely manner, or at all;

● Failure to select product candidates that capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas within women’s health including due to our limited financial resources;

● Loss or impairment of our in-licensed rights to develop and commercialize XACIATO, our product candidates, and DARE to PLAY or potential other Section 503B compounded drugs;

● The timing and amount of our payment and other obligations under our in-license and acquisition agreements for XACIATO, our product candidates, and DARE to PLAY or potential other Section 503B compounded drugs;

● Developments by our competitors that make XACIATO, or any potential product we develop, less competitive or obsolete;

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● Unfavorable or unanticipated macroeconomic factors, geopolitical events or conflicts, public health emergencies, or natural disasters;

● Weak interest in women’s health relative to other healthcare sectors from the investment community or from pharmaceutical companies and other potential development and commercialization collaborators;

● Cyber-attacks, security breaches or similar events compromising our technology systems and data, our financial resources and other assets, or the technology systems and data of third parties on which we rely;

● Difficulty in introducing branded products in a market made up of generic products;

● Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;

● Lack of patent protection for the active ingredients in XACIATO and certain of our product candidates that expose them to competition from other formulations using the same active ingredients;

● Higher risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;

● Dependence on grants and other financial awards from governmental entities and private foundations to advance the development of several of our product candidates;

● Disputes or other developments concerning our intellectual property rights;

● Actual and anticipated fluctuations in our quarterly or annual operating results or results that differ from investors’ expectations for such results;

● Price and volume fluctuations in the stock market, and in our stock in particular, which could cause investors to experience losses and subject us to securities class-action litigation;

● Development of safety, efficacy or quality concerns related to our product or product candidates (or third-party products or product candidates that share similar characteristics or drug substances), whether or not scientifically justified, leading to delays in or discontinuation of product development, product recalls or withdrawals, diminished sales, and/or other significant negative consequences;

● Product liability claims or governmental investigations;

● Changes in government laws and regulations in the United States and other jurisdictions, including laws and regulations governing the research, development, approval, clearance, manufacturing, supply, distribution, pricing and/or marketing of our products, product candidates and related intellectual property, health care information and data privacy and security laws, transparency laws and fraud and abuse laws, and the enforcement thereof affecting our business; and

● Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the time the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Investors should read this prospectus and the information incorporated herein by reference, particularly in the sections of documents titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the documents that have been filed as exhibits to the registration statement of which this prospectus is a part completely for additional discussion of the risks, uncertainties, assumptions and other important factors that could cause our actual results or developments to differ materially and adversely from those projected in the forward-looking statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on us or our businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially and adversely from those projected in the forward-looking statements. Any forward-looking statement in this prospectus and the information incorporated herein by reference speaks only as of the date of the respective document. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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THE PRIVATE PLACEMENT TRANSACTION

Overview

On August 14, 2026, we entered into a securities purchase agreement with certain institutional investors, pursuant to which, in a private placement completed concurrently with a registered direct offering under our shelf registration statement on Form S-3 (File No. 333-278380), we issued the common warrants to such investors consisting of (i) Series A warrants to purchase up to an aggregate of 4,379,581 shares of our common stock and (ii) Series B warrants to purchase up to an aggregate of 4,379,581 shares of our common stock and/or pre-funded warrants to purchase shares of our common stock.

In the registered direct offering, we issued to the investors (i) 4,085,687 shares of our common stock and (ii) pre-funded warrants to purchase up to an aggregate of 293,894 shares of our common stock. The offering price was $1.37 per share of common stock and $1.3699 per pre-funded warrant. For each share or pre-funded warrant purchased by an investor, such investor received one Series A warrant and one Series B warrant.

In connection with the financing described above, we issued to Ladenburg Thalmann & Co. Inc., the placement agent for the offering, or its designees, placement agent warrants to purchase up to 175,183 shares of our common stock.

The common warrants and placement agent warrants were offered and sold, and the shares of common stock issuable upon exercise thereof will be offered and sold, in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Terms of the Common Warrants

The exercise price per share of common stock issuable upon exercise of the common warrants is $1.37, subject to customary adjustment for stock dividends, stock splits, rights offerings and similar events. The right of a holder to exercise the common warrants is subject to obtaining approval from our stockholders in accordance with Nasdaq rules. As of the date of this prospectus, such stockholder approval has not been obtained. If such stockholder approval is obtained, the common warrants will become exercisable beginning on the effective date of such approval, the Series A warrants will expire five years from that date, and the Series B warrants will expire two years from that date.

We agreed to hold a meeting of our stockholders on or before the 90th day after the date the common warrants were issued (the “stockholder meeting deadline”) to seek such stockholder approval, and if stockholder approval is not obtained at that meeting, to call a meeting every 60 days thereafter. We intend to call a stockholder meeting before the stockholder meeting deadline and to seek the required stockholder approval from our stockholders at such meeting.

Subject to obtaining the required stockholder approval, the common warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full of the exercise price, except in the case of a cashless exercise available if a registration statement registering the resale of the underlying shares is not then effective or available. A holder (together with its affiliates) may not exercise any portion of a common warrant to the extent that the holder would own more than 4.99% of our outstanding shares of common stock immediately after exercise (or 9.99% of our outstanding shares of common stock immediately after exercise for those holders so electing), except that upon at least 61 days’ prior notice to us, a holder may increase this limitation up to 9.99%.

In the event of a fundamental transaction, as described in the common warrants and generally including a reorganization, recapitalization or reclassification of our common stock, a sale of all or substantially all of our assets, a merger or consolidation, or a change of control, the holders of the common warrants will be entitled to receive the consideration they would have received had they exercised the common warrants immediately prior to the transaction, and, in certain circumstances, to require us or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes value of the unexercised portion of the common warrants.

Placement Agent Warrants

The placement agent warrants have an exercise price of $2.1235 per share (155% of the public offering price per share of common stock in the related registered direct offering), are exercisable from the time the stockholder approval described above is obtained and until August 14, 2031, and otherwise have substantially the same terms as the common warrants.

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Resale Registration Statement

Under the terms of the securities purchase agreement we entered into with the investors described above, we agreed to file with the SEC, within 30 calendar days of August 14, 2026, a registration statement registering the resale of the shares of common stock issuable upon exercise of the common warrants, and to use commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days (or 90 calendar days in the event of a “full review” by the SEC) following August 17, 2026, and to keep such registration statement effective at all times until the earlier of (i) the date all such shares have been sold pursuant to the registration statement or Rule 144 and (ii) the date all such shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions. This registration statement, of which this prospectus forms a part, is being filed to satisfy that obligation and also registers for resale the shares of common stock issuable upon exercise of the placement agent warrants.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders upon exercise of the common warrants and placement agent warrants.

We are not selling any shares under this prospectus, and we will not receive any proceeds from the resale of shares by the selling stockholders under this prospectus. However, we may receive up to approximately $12.4 million if all of the common warrants and the placement agent warrants are exercised for cash. We will have broad discretion in the use of any proceeds we receive from cash exercises of the common warrants and the placement agent warrants. Based upon our current plans and business conditions, we intend to use any such proceeds for working capital and general corporate purposes, including to support our 503B compounding and consumer health business strategies, research and development activities, general and administrative costs, and to meet working capital needs. We have not determined the amount of proceeds to be used specifically for such purposes. The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments and opportunities that may arise. Pending the use of any proceeds, we expect to invest the proceeds in interest-bearing, marketable securities.

We will bear all of the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, the registration and filing fees and fees and expenses of our counsel and our accountants, but all selling and other expenses incurred by the selling stockholders will be paid by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders identified below of shares of our common stock issuable upon exercise of the common warrants and the placement agent warrants.

The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock issuable upon exercise of their respective warrants. The selling stockholders may sell some, all or none of those shares. We do not know how long the selling stockholders will hold their warrants or the underlying shares before selling them, and we currently have no agreements, arrangements or understandings with any selling stockholder regarding the sale of any of the shares.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by each selling stockholder as of August 20, 2026. The information set forth in the table below is based on 19,669,083 shares of our common stock issued and outstanding on August 20, 2026. Because each selling stockholder may sell all, some or none of the shares of common stock issuable upon exercise of its warrants, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares of common stock that each selling stockholder will hold after completion of this offering. For purposes of the table below, however, we have assumed that the selling stockholders will sell all the shares of common stock issuable upon exercise of the common warrants and/or placement agent warrants they hold. Beneficial ownership is determined in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date set forth above through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us and on SEC filings, that each of the persons named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

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Other than the relationship of Ladenburg Thalmann & Co. Inc. as placement agent for the financing described under “The Private Placement Transaction,” no selling stockholder or any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates within the past three years.

	Beneficial Ownership Prior to the Offering(1)			Beneficial Ownership After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Stock	Maximum Number of Shares of Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage of Outstanding Common Stock
Lind Global Fund III LP (2)	2,770,683	12.68%	2,189,780	580,903	2.66%
Armistice Capital Master Fund Ltd. (3)	2,189,780	10.02%	2,189,780	-	*
L1 Capital Global Opportunities Master Fund Ltd. (4)	2,189,780	10.02%	2,189,780	-	*
Nomis Bay Ltd. (5)	1,357,690	6.46%	1,357,690	-	*
BPY Limited (6)	832,132	4.06%	832,132	-	*
Ladenburg Thalmann & Co. Inc. (7)	70,073	*	70,073	-	*
Nicholas Stergis (8)	42,175	*	42,175	-	*
Meredith Sondler-Bazar (9)	26,277	*	26,277	-	*
David Coherd (10)	18,920	*	18,920	-	*
Andrew Moorefield (11)	9,460	*	9,460	-	*
Clesson Allman (12)	5,125	*	5,125	-	*
Dan Daley (13)	3,153	*	3,153	-	*

*	Less than 1%

(1)	Assumes issuance of the maximum 8,934,345 shares being registered hereby upon exercise in full of the common warrants and placement agent warrants. The exercise of the common warrants and placement agent warrants is subject to a beneficial ownership limitation of 4.99% (or, for certain warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. The numbers of shares and percentages of beneficial ownership presented in this table do not give effect to such beneficial ownership limitations.

(2)	Consists of (i) 580,903 shares of common stock, (ii) 1,094,890 shares of common stock issuable upon exercise of Series A warrants, and (iii) 1,094,890 shares of common stock issuable upon exercise of Series B warrants. The securities are directly held by Lind Global Fund III LP. Each of (i) Lind Global Partners III LLC, the general partner of Lind Global Fund III LP; (ii) The Lind Partners, LLC, the investment manager of Lind Global Partners III LLC; and (iii) Jeff Easton, the managing member of Lind Global Partners III LLC, may be deemed to have sole voting and dispositive power with respect to these securities. Each of Lind Global Partners III LLC, The Lind Partners, LLC, and Jeff Easton disclaims beneficial ownership of these securities, except to the extent of its or his pecuniary interest therein. The address of Lind Global Fund III LP is 444 Madison Ave, Fl 41, New York, NY 10022.

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(3)	Consists of (i) 1,094,890 shares of common stock issuable upon exercise of Series A warrants and (ii) 1,094,890 shares of common stock issuable upon exercise of Series B warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Consists of (i) 1,094,890 shares of common stock issuable upon exercise of Series A warrants and (ii) 1,094,890 shares of common stock issuable upon exercise of Series B warrants. David Feldman and Joel Arber are the directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of the L1 Capital is 3rd Floor, Citrus Grove Building, 106 Goring Ave., George Town, Grand Cayman, KY1-1001.

(5)	Consists of (i) 678,845 shares of common stock issuable upon exercise of Series A warrants and (ii) 678,845 shares of common stock issuable upon exercise of Series B warrants. The securities are directly held by Nomis Bay Ltd., a regulated mutual fund company (“Nomis Bay”). Each of (i) EOM Management Ltd; (ii) Murchison Ltd; and (iii) James Keyes, a director of Nomis Bay, may be deemed to have sole voting and dispositive power with respect to these securities. Each of EOM Management Ltd, Murchison Ltd, and James Keyes disclaims beneficial ownership of these securities, except to the extent of its or his pecuniary interest therein. The address of Nomis Bay is 5 Reid Street, Hamilton, Bermuda, HM 11.

(6)	Consists of (i) 416,066 shares of common stock issuable upon exercise of Series A warrants and (ii) 416,066 shares of common stock issuable upon exercise of Series B warrants. The securities are directly held by BPY Limited, a regulated mutual fund company (“BPY Limited”). Each of (i) EOM Management Ltd; (ii) Murchison Ltd; and (iii) James Keyes, a director of BPY Limited, may be deemed to have sole voting and dispositive power with respect to these securities. Each of EOM Management Ltd, Murchison Ltd, and James Keyes disclaims beneficial ownership of these securities, except to the extent of its or his pecuniary interest therein. The address of BPY Limited is 5 Reid Street, Hamilton, Bermuda, HM 11.

(7)	Consists of shares of common stock issuable upon exercise of placement agent warrants. Ladenburg Thalmann & Co. Inc. (“Ladenburg”) has sole voting and dispositive power over the securities held. Ladenburg is a registered broker-dealer and received the securities as compensation for serving as placement agent to us in the financing described in the section titled “The Private Placement Transaction,” above. The address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, NY, 10019.

(8)	Consists of shares of common stock issuable upon exercise of placement agent warrants. Mr. Stergis is an affiliate of Ladenburg, a registered broker-dealer. Mr. Stergis acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, he had no agreement or understanding, directly or indirectly, with any person to distribute such securities. This selling stockholder’s address is 999 Vanderbilt Beach Rd, Suite 200, Naples, FL 34108.

(9)	Consists of shares of common stock issuable upon exercise of placement agent warrants. Ms. Sondler-Bazar is an affiliate of Ladenburg, a registered broker-dealer. Ms. Sondler-Bazar acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, she had no agreement or understanding, directly or indirectly, with any person to distribute such securities. This selling stockholder’s address is 640 5th Ave, 4th FL, New York, NY 10019.

(10)	Consists of shares of common stock issuable upon exercise of placement agent warrants. Mr. Coherd is an affiliate of Ladenburg, a registered broker-dealer. Mr. Coherd acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, he had no agreement or understanding, directly or indirectly, with any person to distribute such securities. This selling stockholder’s address is 3740 Borning Court, Johns Creek, GA 30022.

(11)	Consists of shares of common stock issuable upon exercise of placement agent warrants. This selling stockholder’s address is 4444 Aurora St., Naples, FL, 34119.

(12)	Consists of shares of common stock issuable upon exercise of placement agent warrants. Mr. Allman is an affiliate of Ladenburg, a registered broker-dealer. Mr. Allman acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, he had no agreement or understanding, directly or indirectly, with any person to distribute such securities. This selling stockholder’s address is 640 5th Ave, 4th FL, New York, NY 10019.

(13)	Consists of shares of common stock issuable upon exercise of placement agent warrants. Mr. Daley is an affiliate of Ladenburg, a registered broker-dealer. Mr. Daley acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, he had no agreement or understanding, directly or indirectly, with any person to distribute such securities. This selling stockholder’s address is 7930 Wexford Drive, Naples, FL 34104.

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PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered under this prospectus on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling their shares of common stock offered under this prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell their shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares of common stock offered under this prospectus in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling stockholders for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of their shares of common stock offered under this prospectus or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The selling stockholders may also sell their shares of common stock offered under this prospectus short and deliver their shares to close out their short positions, or loan or pledge their shares to broker-dealers that in turn may sell those shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered under this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock offered under this prospectus.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We are required to pay certain fees and expenses that we incur incident to the registration of the shares of common stock offered under this prospectus.

We agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to be continuously effective until such time as all the shares of common stock offered under this prospectus either (i) have been sold by the selling stockholders pursuant to this prospectus or Rule 144 or (ii) are eligible for sale under Rule 144 without volume or manner-of-sale restrictions. The shares of common stock offered under this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock offered under this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock offered under this prospectus may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock offered by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will pass upon the validity of the shares of common stock being offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern as described in Note 1 to the financial statements) of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.darebioscience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference into this prospectus is an important part of this prospectus. This prospectus incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026 (the “Annual Report”), including all material incorporated by reference therein from our definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders filed with the SEC on April 28, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 29, 2026, March 9, 2026, March 17, 2026, April 13, 2026, April 17, 2026, April 20, 2026, May 7, 2026, May 18, 2026, June 12, 2026, July 17, 2026 and August 17, 2026 (except for any information furnished under Items 2.02 or 7.01 of Form 8-K and all exhibits related to such items); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 4, 2014, including any amendment or report filed for the purpose of updating such description, including the description of our securities in Exhibit 4.5 of the Annual Report.

The SEC file number for each of the documents listed above is 001-36395.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such reports and other documents (excluding, in each case, any information deemed furnished and not filed, including any exhibit furnished with any Current Report on Form 8-K that is related to Item 2.02 or Item 7.01 thereof).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus. Such written or oral requests should be directed to:

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Attn: Chief Executive Officer

Telephone: (858) 926-7655

You may also access these incorporated reports and other documents on our website, www.darebioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Up to 8,934,345 Shares of Common Stock

PROSPECTUS

September 3, 2026